UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 3, 2014

SUMMER ENERGY HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

001-35496	20-2722022
(Commission File Number)	(I.R.S. Employer Identification No.)

800 Bering Drive, Suite 260
Houston, Texas 77057
(Address of principal executive offices)

(713) 375-2790
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective February 3, 2014, Neil M. Leibman, President and Chief Executive Officer of Summer Energy Holdings, Inc. (the “Company”), resigned from his position as President of the Company.  Mr. Leibman will continue to serve as the Company’s Chief Executive Officer and a member of the Company’s Board of Directors (the “Board”).

Also effective February 3, 2014, the Board appointed Angela Hanley, 36, to serve as President of the Company.  Ms. Hanley has over 11 years of experience in the Texas electricity and natural gas market. Ms. Hanley will now be responsible for all operational and day-to-day activities of the Company.  Since February 11, 2013, Ms. Hanley has served as the Company’s Senior Vice President, Operations and Marketing.  From April 2011 through February 2013, Ms. Hanley served as a vice president of operations and marketing for the Company’s subsidiary, Summer Energy, LLC, where she helped launch Summer Energy, LLC’s initial marketing efforts and assisted with operations.  From January 2009 until she joined Summer Energy, LLC, Ms. Hanley was the Regional Marketing Manager for Atmos Energy, one of the country’s largest natural-gas-only distributors selling natural gas supply and services to industrial and commercial customers in Tennessee, Alabama, Kentucky and Texas.  From October 2007 through December 2008, Ms. Hanley served as President, Operations for Horizon Power & Light, LLC, a retail electric provider in the Northeast. Since 2002 Ms. Hanley has held various marketing positions, including Business Development Manager, Marketing Manager, and Director of Sales, for other retail electric providers in Texas. Ms. Hanley has a Bachelor of Science degree from Stephen F. Austin State University in Nacogdoches, Texas.  She is also a member of the Women’s Energy Network.

In conjunction with Ms. Hanley’s appointment as President of the Company, the Company and Ms. Hanley entered into an amendment (the “Amendment”) to Ms. Hanley’s current employment agreement on February 6, 2014.  The Amendment, which has an effective date of February 3, 2014, provides that Ms. Hanley will transition from her role as Vice President, Operations and Marketing to serve as the Company’s President, and restructured her incentive compensation.  Pursuant to the terms of the Amendment and in conjunction with her appointment, Ms. Hanley was granted an option to purchase 25,000 shares of the Company’s common stock.  One-half of the options vested immediately, and the remaining one-half will vest on August 3, 2014, so long as Ms. Hanley remains the President of the Company.  She will also be eligible to receive a future grant of 25,000 options to purchase common stock of the Company upon reaching certain milestones related to the number of retail electricity customers and financial performance of the Company.  The stock options were issued pursuant to the Company’s 2012 Stock Option and Stock Award Plan.

The foregoing summary of the terms of the Amendment between the Company and Ms. Hanley are qualified in their entirety to the actual terms of the Amendment, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Family Relationships; Related Party Transactions

Ms. Hanley does not have a family relationship with any of the current officers or directors of the Company.  There is no currently proposed transaction, and since the beginning of fiscal year 2013 there has not been any transaction, involving the Company and Ms. Hanley which was a related person transaction within the meaning of Item 404(a) of Regulation S-K

Item 9.01                      Financial Statements and Exhibits

(d) Exhibits

Exhibit No.                      Exhibit

10.1                          Amendment to Employment Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  February 6, 2014

SUMMER ENERGY HOLDINGS, INC.

                                                                      By: /s/ Jaleea P. George
                                                                                                                                                                             Jaleea P. George
                                                                                                                                                                                       Chief Financial Officer